FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated October 31, 2000 (this "First Amendment") is among: BRIGHAM OIL & GAS, L.P., a limited partnership formed under the laws of the State of Delaware (the "BORROWER"); BANK OF MONTREAL, a Canadian bank, in its individual capacity (in its individual capacity, "BMO"), SHELL CAPITAL INC. ("SCI"), SOCIETE GENERALE, SOUTHWEST AGENCY ("Soc-Gen") and any other lender which becomes a signatory thereto as provided in Section 12.06 of the Senior Credit Agreement (individually, together with its successors and assigns, a "LENDER" and, collectively, the "LENDERS"); and BMO, in its capacity as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS:

     A. Borrower, Bank of Montreal, in its individual capacity and in its capacity as Agent for the Lenders, as such term is defined in the Senior Credit Agreement and in its capacity as Agent, "Senior Agent"), Soc-Gen, SCI and any other lender which becomes a signatory to the Senior Credit Agreement (collectively, the "Senior Lenders") are parties to that certain Amended and Restated Credit Agreement dated as of February 17, 2000, (the "Senior Credit Agreement"); all capitalized terms used but not defined herein shall have the meanings assigned to them in the Senior Credit Agreement.

     B. Borrower has, on even date herewith, entered into that certain Subordinated Credit Agreement (the "Subordinated Credit Agreement") with Shell Capital, Inc. (in its capacity as a subordinated lender, together with any successors and assigns in such capacity, herein called "Sub-Lender").

     C. Brigham Exploration Company ("Brigham Exploration") intends to, on even date herewith, prepay the "Obligations," as such term is defined in the Indenture in accordance with the Securities and Note Acquisition Agreement dated of even date herewith between Brigham Exploration, Borrower, ECT Merchant Investment Corp. ("ECT"), and Joint Energy Development Investments II Limited Partnership ("JEDI-II"); and ECT and JEDI-II shall reassign, grant and convey the Term ORRI to Borrower.

     D. Borrower, Brigham Exploration, the Guarantors, Sub-Lender and Senior Lenders desire to enter into this First Amendment in order to recognize the new Subordinated Debt and to amend certain provisions of the Senior Credit Agreement and other Loan Documents.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     Section 1. AMENDMENTS TO SENIOR CREDIT AGREEMENT. The Senior Credit Agreement is amended hereby as follows:

     A. The term "Subordinated Debt", as defined in or referred to in the Senior Credit Agreement or any other Loan Documents, shall be replaced and amended to read as follows:

     "SUBORDINATED DEBT" shall mean any Debt borrowed or permitted to be borrowed under the Subordinated Credit Agreement, with such Debt to be subordinated to the Indebtedness pursuant to the Subordination Agreement.

     B. The term "Indenture", as defined in or referred to in the Senior Credit Agreement or any other Loan Documents, shall be replaced and amended to read as follows:

     "SUBORDINATED CREDIT AGREEMENT" shall mean that certain Subordinated Credit Agreement dated as of October 31, 2000, by and between Sub-Lender and Borrower, as same may hereafter be amended, restated, modified or replaced.

     C. The term "Subordination Agreement", as defined in or referred to in the Senior Credit Agreement or any other Loan Documents, shall be replaced and amended to read as follows:

     "SUBORDINATION AGREEMENT" shall mean that certain Intercreditor and Subordination Agreement dated as of October 31, 2000 and from time to time amended, restated, modified, or replaced, among Borrower, Sub-Lender and Senior Agent, for the benefit of the Senior Lenders.

     D. By inserting the following definition where alphabetically appropriate:

     "SUB-LENDER" shall mean Shell Capital, Inc. (in its capacity as a subordinated lender), together with any successors and assigns in such capacity.

     E. All references to the terms "Subordinated Debt," "Subordinated Credit Agreement," "Subordination Agreement" and "Sub-Lender" wherever found in the Senior Credit Agreement or other Loan Documents shall have the meanings assigned to them in this First Amendment.

     F. The last sentence in the definition of "Consolidated Net Income" in
Section 1.02 of the Senior Credit Agreement shall be deleted in its entirety.


     G. All references to the terms "ECT Merchant," "JEDI-II," "Term ORRI" and "Securities Purchase Agreement" shall be deleted from the Senior Credit Agreement or any other Loan Documents.


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

     Section 2. CONSENTS AND WAIVER.

     A. The Senior Lenders hereby consent to the prepayment, in part or in full, of the Subordinated Debt, as such term was defined prior to giving effect hereto and the "Obligations," as such term was defined in the Indenture.

     B. The Senior Lenders consent to the Subordinated Credit Agreement and the incurrence of Subordinated Debt thereunder and to the other "Loan Documents" as defined therein; provided that borrowings thereunder, other than borrowings to pay interest, shall not exceed $20,000,000 at any one time outstanding.

     C. The BMO/Soc-Gen Lenders hereby waive their right to determine the Target Asset Value as of the First Asset Valuation Date.

     Section 3. CONDITIONS PRECEDENT. This First Amendment shall become binding upon receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which must be satisfactory to the Agent in form and substance:

     A. counterparts of this First Amendment executed by the Borrower, Brigham Exploration, the Guarantors, the Agent, the Senior Lenders and the Sub-Lender;

     B. counterparts of the New Mortgage executed by the Borrower;

     C. certificates of the Secretary or an Assistant Secretary of the Borrower, Brigham Exploration and each of the Guarantors setting forth for each of them
(i) the resolutions of its board of directors or managers (or if such Guarantor is a partnership, resolutions of the general partner of such partnership), as applicable, with respect to the authorization to execute and deliver this First Amendment and consummate the transactions contemplated hereby; (ii) the Responsible Officer of such entity authorized to sign this First Amendment, and
(iii) the signature of such authorized Responsible Officer of such entity;

     D. a First Amendment to Amended and Restated Guaranty Agreement executed by Brigham Exploration;

     E. the Intercreditor and Subordination Agreement executed by Brigham Exploration, Borrower, each Guarantor and Shell Capital, Inc., individually and as agent for the Sub-Lender as defined therein;

     F. an opinion of in-house counsel to Borrower substantially in the form attached hereto as EXHIBIT A;

     G. payment of the expenses of the Agent and the Senior Lenders in accordance with Section 8.B hereof; and


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

     H. such other documents as Agent or its counsel may reasonably request.

     Section 4. REPRESENTATIONS AND WARRANTIES.

     A. Except as provided in subsection (iii) of this Section 4.A. or as affected by the Subordinated Debt, the Subordinated Credit Agreement, or the "Loan Documents" as defined therein, the Borrower hereby reaffirms that, as of the date of this First Amendment, the representations and warranties made by the Borrower and Brigham Exploration in the Senior Credit Agreement are true and correct as though made on and as of the date hereof, and further, the Borrower represents that,

          (i) as of the date hereof, no Default or Material Adverse Effect has occurred and is continuing except as previously disclosed to the Agent in writing;

          (ii) the execution, delivery and performance by the Borrower or the Guarantors of this First Amendment and the other Loan Documents and all instruments and documents to be delivered by the Borrower or the Guarantors, to the extent a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (a) are within the Borrower's or such Guarantor's corporate power; (b) have been duly authorized by all necessary or proper corporate action, including the consent of stockholders, members and/or partners therein or thereof; (c) are not in contravention of any provision of the Borrower's or such Guarantor's certificate of incorporation, bylaws or similar organizational and/or governing documents; (d) will not violate (1) any law or regulation or (2) any order or decree of any court or governmental instrumentality;
     (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors or any of their respective property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of the Borrower or the Guarantors other than those in favor of the Agent pursuant to the terms of this First Amendment and the other Loan Documents to be delivered in connection herewith; and (g) do not require the consent or approval of any governmental body, agency, authority or any other Person that has not been duly obtained, made or complied with prior to the date hereof. At or prior to the date hereof, each of this First Amendment and the other Loan Documents to be delivered in connection herewith shall have been duly executed and delivered for the benefit of or on behalf of the Borrower or the Guarantors, in each case to the extent a party thereto, and each shall then constitute a legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against it in accordance with its terms; and

          (iii) notwithstanding the foregoing, the representations and warranties contained in the last sentence of Section 7.10(a) of the Senior Credit Agreement (and not those contained in the first two sentences) are reaffirmed with respect to the Mortgaged Property covered by or described in the New Mortgage.


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

     B. Each of the Borrower and the Guarantors further represents and warrants, for itself only that it (i) is executing this First Amendment after consultation with counsel of its own choosing, (ii) has read and understands the release granted by Section 5 hereof, (iii) desires to execute this First Amendment and
(iv) has the requisite authority to enter into and be bound by this First Amendment, including the release granted by Section 5 hereof.

     Section 5. RELEASE.

     A. DEFINED TERMS. As used in this section, the following terms shall have the following meanings:

     "RELEASED CLAIMS" shall mean any and all claims (including without limitation any liabilities, damages, demands and causes of action arising therefrom), whether (a) at law or in equity, (b) on the alleged commission of a tort, (c) on the alleged breach (or anticipatory breach or repudiation) of any contract, duty, or warranty (whether oral or written, express or implied), (d) on the alleged violation of any statute, tariff, or regulation (whether promulgated by the United States, any state thereof, any foreign state or country, or any other governmental agency or entity, wherever located), or (e) on any other factual, legal or equitable theory, including without limitation, any claim for damages of any type or nature for injunctive or other relief, for attorney's fees, interest or any other liability whatsoever on any theory, including without limitation any loss cost or damage in connection with or based upon "lender liability", unfair dealing, duress, coercion, control or undue influence, extortion or commercial bribery, breach of an implied covenant or duty of good faith and fair dealing, material misrepresentation or omission, overreaching, unconscionability, conflict of interest, bad faith, malpractice, disparate bargaining position, detrimental reliance, promissory estoppel, estoppel by deed, waiver, laches, or any other equitable theory, equitable subordination, breach of fiduciary duty or any other duty, or tortuous inducement to commit such breach, tortuous interference with contract or prospective business relations, negligent performance of contractual obligations, or other theories of negligence, negligent or intentional infliction of emotional distress, slander, libel, other defamation, fraudulent transfer, conversion, trespass to (or clouding the title of) property, usury, violations of the racketeer influenced and corrupt organizations act, deceptive trade practices, conspiracy, or any theory of liability as partners or joint venturers, that any releasing party may have as of the date hereof against any released party with respect to the lending relationship.

     "RELEASED PARTY" shall mean each of the Senior Lenders and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals and Affiliates and all other Persons liable or who might be claimed to be liable on their behalf (collectively, the "Released Parties").

     "RELEASING PARTY" shall mean each of Brigham Exploration, Borrower, and the Guarantors and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals, Affiliates and all other Persons who might have a claim against any Released Party (collectively, the "Releasing Parties").


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

     B. Each of the Releasing Parties desires and intends fully to compromise, release and settle any and all of the Released Claims; and each of the Releasing Parties hereby covenants, warrants and represents unto each of the Released Parties that such Releasing Party does hereby FOREVER RELEASE, ACQUIT, WAIVE AND DISCHARGE each of the Released Parties of and from the Released Claims and each of the Releasing Parties hereby declares the same FOREVER RELEASED, ACQUITTED, WAIVED, SETTLED AND DISCHARGED. This release is effective without regard to whether (i) such Released Claims are known or unknown, (ii) damages arising out of such Released Claims have yet accrued, (iii) such Released Claims arose collaterally, directly, derivatively, or otherwise between the parties hereto or
(iv) an ordinary person in the same or similar circumstances would or would not, through the exercise of due care, have discovered such claims by the date of this First Amendment. In connection with the foregoing release:

          (i) Brigham Exploration, Borrower and each of the Guarantors represents and warrants that it has the full power and authority to perform the release granted in this section and that it has not in any manner made any assignment of any Released Claim to any third party.

          (ii) The release granted in this section will be effective upon execution of this First Amendment by all of the parties hereto.

          (iii) Each party executing this First Agreement understands and agrees that the release granted in this section is a full, final and complete release of the Released Claims and that such release may be pleaded as an absolute and final bar to any or all suits which may hereafter be filed or prosecuted by any one or more of the Releasing Parties or anyone claiming by, through or under any one or more of the Releasing Parties in respect of any of the matters released hereby, and that no recovery on account of the Released Claims may hereafter be had from any of the Released Parties; and that the consideration given for such release is not an admission of liability or fault on the part of any of the Released Parties (it being the express intent of the parties hereto to obtain peace of mind and avoid the expense and uncertainty of potential litigation), and that none of the Releasing Parties or those claiming by, through or under any of them will ever claim that it is.

     Section 6. LIMITATIONS. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Senior Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Lenders or the Agent may now have or may have in the future under or in connection with the Senior Credit Agreement or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Senior Credit Agreement or any other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.


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

     Section 7. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this First Amendment, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this First Amendment or the Senior Credit Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this First Amendment or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and under the Senior Credit Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Weil, Gotshal & Manges LLP is acting in this transaction as special counsel to the Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this First Amendment and the matters contemplated herein.

     Section 8. PAYMENT OF FEES AND EXPENSES; FORM OF PAYMENT.

     A. The Borrower agrees, whether or not the transactions contemplated hereby are consummated, to pay all reasonable expenses of the Agent and the Lenders (including, without limitation, all reasonable fees and disbursements of counsel and other outside consultants for the Agent and/or the Lenders) in connection with the negotiation, investigation, preparation, execution and delivery of, recording and filing of, preservation of rights under and enforcement of this First Amendment and the other Loan Documents to be delivered in connection herewith.

     B. All payments to be made by the Borrower under this First Amendment shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice in accordance with Section 4.01 of the Senior Credit Agreement.

     Section 9. GOVERNING LAW. This First Amendment and the rights and obligations of the parties hereunder and under the Senior Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

     Section 10. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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

     Section 11. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

     Section 12. SUCCESSORS: This First Amendment shall be binding upon and shall enure to the benefit of Senior Lenders, Brigham Exploration, Borrower, Guarantors and their respective permitted successors and assigns.

     Section 13. BENEFICIARY: Sub-Lender is an intended third party beneficiary of this First Amendment.


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

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.

     NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

     THIS FIRST AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.


                             Brigham Oil & Gas, L.P.
                             By:  Brigham, Inc., its General Partner

                             By: /s/ Curtis F. Harrell
                             Name:   Curtis F. Harrell
                             Title:  Chief Financial Officer


                             Bank of Montreal, individually and
                             as Agent for the Senior Lenders

                             By: /s/ Thomas E. McGraw
                             Name:   Thomas E. McGraw
                             Title:  Director


                             Societe Generale, Southwest Agency

                             By: /s/ Mark A. Cox
                             Name:   Mark A. Cox
                             Title:  Director


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

                             Shell Capital Inc., individually
                             (as a Senior Lender and as Sub-Lender),
                             and as Agent for Sub-Lenders

                             By: /s/ Robert L. Roberts
                             Name:   Robert L. Roberts
                             Title:  Vice President


                             Brigham Exploration Company

                             By: /s/ Curtis F. Harrell
                             Name:   Curtis F. Harrell
                             Title:  Chief Financial Officer


                             Brigham, Inc.

                             By: /s/ Curtis F. Harrell
                             Name:   Curtis F. Harrell
                             Title:  Chief Financial Officer


                             Brigham Holdings I, LLC

                             By: /s/ Ben M. Brigham
                             Name:   Ben M. Brigham
                             Title:  President


                             Brigham Holdings II, LLC

                             By: /s/ Ben M. Brigham
                             Name:   Ben M. Brigham
                             Title:  President


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